Exhibit 4.11

Wampler Foods, Inc.
"Fourth Amendment To Credit Agreement

          This Fourth Amendment to Credit Agreement (herein, the "Amendment") is entered into as of May ___, 2000 between Wampler Foods, Inc., a Virginia corporation (the "Company"), WLR Foods, Inc., a Virginia corporation (the "Parent"), each of the Lenders party to the Credit Agreement (as such term is defined below) and Harris Trust and Savings Bank, as a Lender and in its capacity as agent under the Credit Agreement (the "Administrative Agent").

Preliminary Statements

          A.      The Company, the Parent and the Lenders have entered into that certain Credit Agreement, dated as of November 20, 1998 (said Credit Agreement as heretofore amended being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B.      The Company has requested that the Lenders modify the financial covenant requiring the maintenance of a minimum Fixed Charge Coverage Ratio and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

          Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Amendment.

          Effective upon the acceptance hereof by the Required Lenders in the spaces provided for that purpose below, Section 8.10 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

          Section 8.10.     Fixed Charge Coverage Ratio. The Parent shall not, as of the close of each quarterly accounting period of the Parent specified below, permit the Fixed Charge Coverage Ratio to be less than:

AS OF CLOSE OF EACH FISCAL QUARTER OCCURRING DURING PERIOD FROM AND INCLUDING:	TO AND INCLUDING:	FIXED CHARGE COVERAGE RATIO SHALL NOT BE LESS THAN:

the 4th fiscal quarter of fiscal year 1999	the 3rd fiscal quarter	1.0 to 1.0
of fiscal year 2000

the 4th fiscal quarter of fiscal year 2000	Same date (compliance at level	0.75 to 1.0
to immediate right required as
Of only quarterly close to
immediate left)

the 1st fiscal quarter of fiscal year 2001	Same date (compliance at level	0.50 to 1.0
to immediate right required as
Of only quarterly close to
immediate left)

the 2nd fiscal quarter of fiscal year 2001	the 3rd fiscal quarter of fiscal	1.05 to 1.0
year 2001

the 4th fiscal quarter of fiscal year 2001	All fiscal quarters thereafter	1.10 to 1.0

Section 2.     Conditions Precedent.

          The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                    (a)     The Company, the Parent, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

                    (b)     Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Required
          Lenders and their counsel.

Section 3.     Representations.

          In order to induce the Lenders to execute and deliver this Amendment, the Company and Parent each hereby represents to each Lender that as of the date hereof, after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Parent and Company delivered to the Administrative Agent) and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 4.     Miscellaneous.

          (a)     Each of the Company and the Parent acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations.

           (b)     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          (c)     The Company agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, as and to the extent provided in Section 12.4 of the Credit Agreement.

          (d)     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of May 19, 2000.

                                                                                                      Wampler Foods, Inc.

                                                                                                      By: /s/ Dale S. Lam

                                                                                                      Name: Dale S. Lam

                                                                                                      Title: Treasurer

                                                                                                      WLR Foods, Inc.

                                                                                                      By: /s/ Dale S. Lam

                                                                                                      Name: Dale S. Lam

                                                                                                      Title: Treasurer

Accepted and agreed to as of the date and year last above written.

                                                                                                      Harris Trust And Savings Bank,
                                                                                                      in its individual capacity as a Lender and as
                                                                                                      Administrative Agent

                                                                                                      By: /s/ William P. Robin

                                                                                                      Name: William P. Robin

                                                                                                      Title: Vice President

                                                                                                      P n C BAnk National Association

                                                                                                      By: /s/ Daniel J. Paull

                                                                                                      Name: Daniel J. Paull

                                                                                                      Title: Vice President

                                                                                                      Bank of America, N.A.

                                                                                                      (successor by merger to "NationsBank,
                                                                                                      N.A.")

                                                                                                      By: /s/ Steven R. Kluemper

                                                                                                      Name: Steven R. Kluemper

                                                                                                      Title: Vice President

                                                                                                      U.S. Bancorp AG Credit, Inc.

                                                                                                      By:___________________________________

                                                                                                      Name:_________________________________

                                                                                                      Title:__________________________________

                                                                                                      The CIT Group/Business Credit, Inc.

                                                                                                      By: /s/ Jay Nomina

                                                                                                      Name: Jay Nomina

                                                                                                      Title: Vice President

                                                                                                      Blue Ridge Farm Credit, ACA

                                                                                                      By: /s/ C. McCheyne Swortzel

                                                                                                      Name: C. McCheyne Swortzel

                                                                                                      Title: Regional Lending Manager

                                                                                                      Branch Banking and Trust Company of Virginia

                                                                                                      By:___________________________________

                                                                                                      Name:_________________________________

                                                                                                      Title:__________________________________

                                                                                                      Mercantile Bank National Association

                                                                                                      By:___________________________________

                                                                                                      Name:_________________________________

                                                                                                      Title:__________________________________